UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

Myers Industries, Inc.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-8524	34-0778636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street
Akron, Ohio		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (330) 253-5592

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	MYE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2024, Myers Industries, Inc. (the “Company”) issued a press release announcing that on December 29, 2023, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, as Purchaser, Signature CR Intermediate Holdco, Inc., a Delaware corporation (“Signature”), Myers Subsidiary I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), certain Executory Sellers (“Executory Sellers”), and Signature Holdco, LLC, solely in its capacity as the representative of the Securityholders as set forth in the Merger Agreement (“Securityholder Representative”), pursuant to which Merger Sub will merge with and into Signature (the “Merger”), with Signature as the surviving entity under the name of Signature and the organizational documents of Merger Sub. As a result of the Merger, the Company will have acquired the business conducted by Signature and its subsidiaries (the “Acquired Companies”). Signature engineers, manufactures, and distributes high-quality composite mats, turf protection systems, and portable event flooring used to create safe and reliable site access and ground protection for a wide range of applications around the world. The Merger Agreement has been duly and validly authorized by all requisite corporate or similar actions by all parties and, prior to the execution and delivery of the Merger Agreement, the executory sellers identified in the Merger Agreement entered into voting and support agreements pursuant to which they have agreed to certain matters in connection with supporting the Merger.

Pursuant to the terms and subject to the conditions of the Merger Agreement, the Company will acquire Signature for aggregate consideration having a value of $350,000,000, subject to certain customary adjustments for cash, indebtedness, net working capital, and transaction expenses, as further specified in the Merger Agreement. As consideration in the Merger, each of Signature’s issued and outstanding shares (other than shares owned by Signature as treasury stock and shares held by sellers who have not consented to the transaction and have properly exercised their appraisal rights) will be cancelled and converted into cash consideration, without interest, in an amount determined in accordance with the formulas specified in the Merger Agreement.

On the closing date, each holder of an issued and outstanding option relating to Signature Shares will surrender such option for cancellation in exchange for the right to receive an amount equal to the aggregate amount of such optionholder’s option surrender payments as of the closing date plus an amount (net of any withholding amounts) equal to an allocable portion of the final consideration based on such optionholder’s post-closing percentage interest.

The Merger Agreement contains customary (a) representations and warranties of Signature; (b) representations and warranties of the holders of the Signature Shares; (c) covenants of Signature to conduct the businesses of the Acquired Companies in the ordinary course of business in all material respects and to preserve the rights, franchises, goodwill and relationship of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Acquired Companies; and (d) covenants of Signature not to take and not to permit any Acquired Company to take certain actions prior to the Closing.

The Company has secured a representation and warranty insurance (“RWI”) policy that will serve as the sole source of remedy for breaches of certain representations and warranties in the Merger Agreement. The cost of the premium for the RWI policy is being shared equally between the parties.

The parties have agreed to file by January 8, 2024 a Notification Report Form pursuant to applicable requirements of the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The parties have also agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the Merger Agreement to occur as promptly as practicable, but in any event no later than March 1, 2024, provided that such date will automatically be extended to April 1, 2024 if the applicable waiting period under the HSR Act shall not have expired or been terminated before March 1, 2024.

The Merger Agreement contains certain conditions to the parties’ respective obligations to consummate the Merger including but not limited to the continued accuracy of representations and warranties, performance or compliance with covenants and agreements, expiration of the applicable waiting period under the HSR Act, the lack of any order which would prevent the performance of the Merger Agreement or the consummation of the Merger, and, with respect to the Company’s obligations, the absence of a material adverse effect as to Signature’s business.

The Merger Agreement contains termination rights applicable upon the occurrence or non-occurrence of certain events, including: (a) by the mutual written consent of the Company and the Securityholder Representative; (b) by the Company if there has been a violation or breach of a covenant, representation or warranty by Signature or the holders of Signature Shares that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (c) by the Securityholder Representative if there has been a violation or breach of a covenant, representation or warranty by the Company or the Merger Sub that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; (d) by either the Company or the Securityholder Representative if the Merger has not been completed on or before March 1, 2024, subject to certain conditions; (e) by the Company or the Securityholder Representative if any governmental authority issues a final, nonappealable order permanently enjoining, restraining or otherwise permanently prohibiting the transactions contemplated by the Merger Agreement and such order that is not or cannot be cured within 30 days if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement; and (f) by the Company if the required approval of selling shareholders of Signature is not obtained and delivered to the Company within 24 hours following execution and delivery of the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, Signature, or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to the Merger Agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Signature, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 7.01 Regulation FD Disclosure.

On January 2, 2024, the Company issued a press release announcing the execution of the Merger Agreement. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K. Also on January 2, 2024, the Company first utilized an investor presentation relating to the Merger Agreement. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, except as may be expressly set forth by specific reference in such filing.

Caution on Forward-Looking Statements

Statements in this Current Report on Form 8-K and accompanying press release and investor presentation include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on the Company’s business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; impacts from the novel coronavirus (“COVID-19”) pandemic; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*

Agreement and Plan of Merger dated as of December 29, 2023 by and among Signature CR Intermediate Holdco, Inc., Myers Subsidiary I, Inc., Myers Industries, Inc., certain Executory Sellers Signatories, and Signature CR Holdco, LLC, solely in its capacity as the representative of the Securityholders as set forth in the Merger Agreement

99.1	Press Release dated January 2, 2024
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(a)(5) of Regulation S-K, schedules and exhibits have been omitted from this filing. The registrant agrees to furnish the Securities and Exchange Commission on a supplemental basis a copy of any omitted schedule or exhibit on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.

Date:	January 2, 2024	By:	/s/ Grant E. Fitz
Grant E. Fitz Executive Vice President and Chief Financial Officer